UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2005

ABIGAIL ADAMS NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10971	52-1508198
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1130 Connecticut Avenue, Washington, DC	20036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 772-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 10, 2005, Abigail Adams National Bancorp, Inc (NASDAQ:AANB) and Consolidated Bank & Trust Company entered into a definitive Merger Agreement under which Consolidated Bank & Trust Company will be acquired by Abigail Adams National Bancorp, Inc. Under the terms of the Agreement, each share of Consolidated Bank & Trust Company stock shall become and be converted into the right to receive .534 shares of Abigail Adams National Bancorp, Inc. common stock. The aggregate merger consideration is approximately 139,100 shares of Abigail Adams National Bancorp, Inc. common stock. The transaction is valued at approximately $ 2.5 million.

This current report on Form 8-K/A is being filed to amend the initial report on Form 8-K filed with the Securities and Exchange Commission by Abigail Adams National Bancorp, Inc. on February 14, 2005 for purposes of including the financial statements and pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.

(i)	The Audited Statements of Financial Condition, Statements of Operations, Statements of Shareholders’ Equity and Statements of Cash Flows for the years ended December 31, 2004 and 2003 of Consolidated Bank & Trust Company are incorporated herein by reference by Exhibit 99.1.

(b)	Pro forma financial information.

(i)	The Unaudited Pro Forma Condensed Consolidated Financial Statements at and for the year ended December 31, 2004 are attached hereto as Exhibit 99.2.

(c)	Exhibits.

The following Exhibits are attached as part of this report:

99.1	Audited Financial Statements of Consolidated Bank & Trust Company

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements at and for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABIGAIL ADAMS NATIONAL BANCORP, INC.

DATE:	April 18, 2005	By:	/s/ Karen Troutman
Karen Troutman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Financial Statements of Consolidated Bank & Trust Company

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements at and for the year ended December 31, 2004.